SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2005, VeriSign, Inc. (“VeriSign” or the “Company”) entered into a $250 million accelerated share repurchase (“ASR”) agreement with Morgan Stanley & Co. Incorporated (“MSCO”). Under the ASR agreement, the Company purchased 10.8 million shares of its common stock at a price per share of approximately $23.14. VeriSign acquired these shares as part of its previously announced program to repurchase up to $500 million of the Company’s common stock in open market, negotiated or block transactions.

Under the ASR agreement, MSCO plans to purchase an equivalent number of shares of common stock in the open market from time to time until it has acquired that number. At the end of this period, the Company may receive, or may be required to remit, a price adjustment based upon the volume weighted average price of its common shares during the period. The purchase price adjustment can be settled, at the election of the Company, in cash or in shares of its common stock. The program is subject to a cap that will establish the maximum price per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: November 21, 2005	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President, General Counsel and Secretary

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